Exhibit 10.4

FIRST AMENDMENT TO

DISTRIBUTION AND LICENSE AGREEMENT

The undersigned, Angionetics Inc., a Delaware corporation (“Angionetics”) and a wholly-owned subsidiary of Gene Biotherapeutics, Inc., and Shanxi Taxus Pharmaceuticals Co., Ltd., a China-based company (“Licensee”), desire to amend, as of April 14, 2020, the Distribution and License Agreement, dated as of April 10, 2020 (the “D&L Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the D&L Agreement.

1. Amendments.

(a) A new Section 4.8 is added at the end of Article 4 of the D&L Agreement as follows:

“4.8 Actions Prior to the Effective Date. Prior to the Effective Date, Angionetics will cooperate with Licensee in activities described in this Section 4.8. Any activities conducted under this Section 4.8, although occurring prior the Effective Date remain subject to all terms of this Agreement, including without limitation Section 4.4, Section 4.5 and Section 8:

(a) Angionetics will provide Licensee with proprietary analytical and biological assay methodologies and specifications required to assist Licensee in its efforts to develop a lyophilized form of the Product, and grants Licensee the right to use such methodologies and specifications solely for the purpose of developing a lyophilized form of the Product. All laboratory work related to the development of a lyophilized form of the Product will be conducted in China and funded by Licensee. All intellectual property rights relating to a lyophilized form of the Product developed by Licensee, including the right to prosecute for Patent protection mainland China or in the Territory, to the extent required to manufacture Product in mainland China and commercialize Product in the Territory in the Field shall belong to Licensee. All other such Patents and other intellectual property rights shall belong to Angionetics and be deemed Angionetics IP Rights under this Agreement. Notwithstanding the foregoing and any Patent that Licensee may secure, each of Angionetics, any other China-based licensee and their respective affiliates, shall have the right to use the intellectual property rights manufacture the Product, or have the produce manufactured, in mainland China without any obligation to obtain any approval of, nor pay a share of the proceeds to, Licensee and Licensee hereby waives any right it may have under the laws of any jurisdiction to require such approval or accounting.”

(b) Angionetics will assist Licensee with Licensee’s filing of an IND relating to Generx with the CFDA based on information currently available to Angionetics. Licensee will provide Angionetics with a copy of any filing or correspondence before it is submitted to the CFDA and will not submit any filing or correspondence without Angionetics’ prior consent, which will not be unreasonably withheld or delayed. Each of Angionetics and any other China-based licensee, at their request, will be identified as co-sponsors of the application.”

(b) Section 10.1 of the D&L Agreement is hereby deleted in its entirety and the following is substituted in its place:

“10.1 Term. Except as provided in Section 4.8, this Agreement shall commence on the Effective Date, and unless terminated earlier as provided in this Article 10, shall continue in perpetuity unless terminated as set forth herein.”

2. Conflict. In the event of any conflict between this First Amendment to Distribution and License Agreement, the terms of this Amendment shall prevail.

3. References to the Agreement. From and after the date hereof, all references to the D&L Agreement contained in the D&L Agreement and each other agreement entered into in connection therewith shall be deemed to be references to the D&L Agreement after giving effect to this Amendment.

4. No Other Amendments. The parties hereby acknowledge and agree that this Amendment constitutes an amendment to the D&L Agreement in accordance with Section 15.4 thereof. Except as specifically amended by this Amendment, all other terms and provisions of the D&L Agreement shall remain in full force and effect in accordance with its terms.

5. Further Assurances. The parties shall do such further acts and things, and execute and deliver such additional conveyances, assignments, agreements and instruments, as may be reasonably requested in connection with the administration and enforcement of this Amendment and to permit the exercise thereof in compliance with any laws.

6. Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Amendment shall be delivered in accordance with the notice provisions contained in the D&L Agreement.

7. Captions. The captions of the Sections of this Amendment are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any Section hereof.

8. Counterparts. This Amendment may be executed and delivered by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or other electronic transmission, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

10. Entire Agreement. Except as otherwise expressly set forth herein, this Amendment and the D&L Agreement embody the complete agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof or thereof in any way.

[remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Distribution and License Agreement to be duly executed as of the date first above written.

ANGIONETICS, INC.

By:	/s/ Christopher Reinhard
Name:
Title:

SHANXI TAXUS PHARMACEUTICALS CO., LTD.

By:	/s/ Ziajue Zhang
Name:
Title:

-3-